Exhibit 99.1

NEWS RELEASE

Contacts:
Investors/Analysts
Tiffany Louder
Alliance Data
214-494-3048
Tiffany.Louder@alliancedata.com

AdvisIRy Partners
David Gold
212-661-2220
david.gold@advisiry.com

Media
Shelley Whiddon
Alliance Data
214-494-3811
Shelley.Whiddon@alliancedata.com

ALLIANCE DATA ENTERS INTO DEFINITIVE AGREEMENT TO SELL ITS
EPSILON® BUSINESS TO PUBLICIS GROUPE FOR $4.4 BILLION

•	Definitive agreement reached based on valuation, certainty and speed of close, and all- cash transaction
•	Expected net proceeds of $3.5 billion to be used for share repurchases and debt pay- down
•	Full year run-rate earnings on a pro forma basis is accretive to $22 core EPS guidance; it is highly accretive on GAAP measurement basis
•	Opportunities for further growth through Publicis Groupe’s global client base and Alliance Data’s remaining businesses

Plano, Texas, April 14, 2019 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced it has entered into a definitive agreement to sell its Epsilon business to Publicis Groupe [Euronext Paris : FR0000130577, CAC 40], one of the world’s largest leading global marketing, creative and business transformation companies, for $4.4 billion in cash, representing an approximate 10X trailing 12-month EBITDA (adjusted) multiple. The transaction was unanimously approved by Alliance Data’s Board of Directors and is expected to close in early Q3 2019, subject to satisfaction of customary closing conditions and receipt of regulatory approvals.

Net cash proceeds, after tax obligations and fees associated with the transaction, are expected to be $3.5 billion. Alliance Data expects to use the full amount to repurchase shares and pay down corporate debt. On a full-year run-rate basis, the transaction will be accretive to core EPS guidance of $22 and highly accretive on a GAAP basis.

Further details about the transaction will be provided on Alliance Data’s Q1 earnings call scheduled for April 25, 2019 at 8:30 a.m. EDT.

“I’m pleased to say today’s announcement represents a trifecta win for Alliance Data, Epsilon and Publicis Groupe,” said Ed Heffernan, president and CEO of Alliance Data. “The announcement of this transaction represents the culmination of an extensive assessment of strategic options for our Epsilon business. With this transaction, Alliance Data is executing on its previously announced goals of transitioning into a leaner, more focused organization and unlocking additional shareholder value while also finding what we believe to be the right home for Epsilon’s technology, data assets and associates. We believe that Publicis Groupe will be the ideal cultural and strategic fit for Epsilon and its Conversant® business, and will help drive Publicis Groupe’s own transformation in today’s data-driven digital world.

“Furthermore, the unique relationships that have been cultivated between Epsilon and our other Alliance Data businesses will remain intact, and we look forward to working with Publicis Groupe to develop a broader relationship, and promoting mutual and sustainable growth going forward.”

Arthur Sadoun, Chairman and CEO of Publicis Groupe, said, “Epsilon is a unique asset with world-class capabilities that many of Publicis Groupe’s clients are clamoring for us to add to our current portfolio. Acquiring Epsilon will allow Publicis to be uniquely positioned to be the preferred partner of our clients in their transformation by delivering personalized experiences to clients at scale. As part of Publicis, we believe Epsilon will be able to take advantage of our breadth and strengths to drive improved growth. We are also excited about growing our relationship with Alliance Data’s other businesses. We look forward to welcoming Bryan and the rest of the Epsilon team to the Publicis Groupe family.”

Evercore, BofA Merrill Lynch, Morgan Stanley and Wells Fargo Securities served as financial advisors to Alliance Data, and Latham & Watkins LLP acted as legal advisor.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ approximately 20,000 associates at more than 100 locations worldwide.

Alliance Data’s card services business is a provider of market-leading private label, co-brand, and business credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada’s most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

Follow Alliance Data on Twitter, Facebook, LinkedIn, Instagram and YouTube.

About Epsilon®
Epsilon is a leader in interaction management, empowering brands to transform ordinary customer experiences into meaningful, human experiences. Our connected suite of products and services combine leading-edge identity management, industrial strength data and technology expertise with big brand acumen gained over five decades working with the industry’s top brands. Our human-powered, data-led marketing delivers unmatched depth, breadth and scale to help brands turn meaningful human interactions into exceptional business outcomes. Epsilon employs over 8,000 associates in 87 offices worldwide. For more information, visit www.epsilon.com. Follow us on Twitter at @EpsilonMktg.

About Conversant®
Conversant is a leader in interaction management, empowering brands to transform ordinary customer experiences into meaningful, human experiences. Our connected suite of personalized digital media products and services combines leading-edge identity management, data science expertise and privacy by design to create human connections that count, everywhere. We do this with truth, proof and transparency at our core. As part of Epsilon, Conversant employs more than 2,100 associates in 17 offices worldwide. For more information, visit www.conversantmedia.com or follow us on Twitter at @Conversant.

About Publicis Groupe
Publicis Group [Euronext Paris FR0000130577, CAC 40] is a global leader in marketing, communication, and digital transformation, driven through the alchemy of creativity and technology. Publicis Groupe offers its clients seamless access to its tools and expertise through modular offering. Publicis Groupe is organized across four Solutions hubs: Publicis Communications (Publicis Worldwide, Saatchi & Saatchi, Leo Burnett, BBH, Marcel, Pallon, MSL, Prodigious), Publicis Media (Startcom, Zenith, Spark Foundry, Blue 449, Performics, Digitas), Publicis.Sapient (SapientRazorfish & Sapient Consulting) and Publicis Health. Present in over 100 countries, Publicis Groupe employes nearly 80,000 professionals.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events, including the timing and other information regarding the proposed transaction, and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.  Examples of forward-looking statements include, but are not limited to, statements we make regarding strategic evaluations, the proposed transaction and the use of expected proceeds thereof, our expected operating results, future economic conditions including currency exchange rates, future dividend declarations and the guidance we give with respect to our anticipated financial performance. Forward-looking statements in this release include, but are not limited to our expectations regarding the timing, completion and expected benefits of the proposed transaction and our plans and expectations regarding future operations and business relationships.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Additional risks the risk that the proposed transaction may not be completed in a timely manner or at all; the effect of the announcement or pendency of the transaction on our business relationships, results of operations and business generally; risks that the proposed transaction disrupts current plans and operations; and general market, political, economic and business conditions.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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